                                                                   EXHIBIT 10(t)


                       FORM OF INDEMNIFICATION AGREEMENTS
                       BETWEEN METATEC INTERNATIONAL, INC.
                     AND EACH OF ITS OFFICERS AND DIRECTORS

                            INDEMNIFICATION AGREEMENT
                            -------------------------


         This agreement is made effective as of April 30, 1999, between Metatec International, Inc., an Ohio corporation (the "Company"), and _______________ (the "Director").

                             Background Information
                             ----------------------

         A. The Director is a member of the Company's board of directors, and, in that capacity, is performing valuable services for the Company.

         B. The shareholders of the Company have adopted a Code of Regulations that provides for the indemnification of the officers, directors, employees, and agents of the Company as permitted by Chapter 1701 of the Ohio Revised Code (the "Statute"). The Code of Regulations and the Statute specifically provide that they are not exclusive and contemplate that agreements may be entered into between the Company and its directors, officers, employees, and agents with respect to the indemnification of such individuals.

         C. In order to induce the Director to continue to serve as a member of the Company's board of directors, the Company has determined to enter into this agreement with the Director.

                             Statement of Agreement
                             ----------------------

         The Company and the Director hereby acknowledge the accuracy of the above Background Information and agree as follows:

         ss.1. Indemnity. The Company shall indemnify the Director to the fullest extent authorized or permitted by the provisions of the Statute or by any amendment of the Statute or any other statutory provisions authorizing or permitting such indemnification which may be adopted after the date of this agreement.

         Without limiting the generality of the foregoing, but subject to the Statute and the exclusions contained in ss.3 below, the Company shall indemnify the Director against any and all expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative and including, without limitation, an action by or in the right of the Company) to which the Director is, or was, or at any time becomes, a party, or to which the Director is threatened to be made a part, as a result, directly or indirectly, of his serving at any time as a director, officer, employee, or agent of the Company or serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust, or other enterprise.

         ss.2. Insurance. If at any time the Company maintains any directors and officers liability insurance ("D&O" Insurance"), the Company shall cause the Director to be covered by such D&O Insurance to the maximum extent of the coverage available for any director, officer, employee or agent of the Company, as the case may be. In no event shall the failure of the Company to maintain D&O Insurance affect or modify the obligation of the Company to indemnify the Director to the full extent required under other provisions of this agreement.

         ss.3. Limitations on Indemnity. No indemnity pursuant toss.1 of this agreement shall be paid by the Company:

                  (a) On account of any suit in which judgment is rendered against the Director for an accounting of profits made from the purchase or sale of securities of the Company pursuant to the provisions of ss.16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local statutory law; or

                  (b) In any action or suit in which the only liability asserted against the Director is pursuant to ss.1701.95 of the Ohio Revised Code.

         ss.4. Continuation of Obligations. All obligations of the Company under this agreement shall continue during the period that the Director is a director, officer, employee, or agent of the Company or, at the request of the Company, is a director, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust, or other enterprise and shall continue thereafter as long as the Director may be subject to any possible claim or any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, or investigative and including, without limitation, an action by or in the right of the Company) as a result, directly or indirectly, of his being such a director, officer, employee, or agent.

         ss.5. Notification and Defense of Claim. Promptly after receipt by the Director of notice of the commencement of any action, suit, or proceeding, if a claim is to be made against the Company under this agreement, the Director shall notify the Company of the commencement thereof, but the omission so to notify the Company shall not relieve the Company from any liability which it may have to the Director other than under this agreement. With respect to any such action, suit, or proceeding of which the Director notifies the Company of this commencement:

                  (a) The Company shall be entitled to participate therein at its own expense;

                  (b) The Company shall be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel selected by the Company and approved by the Director, which approval shall not unreasonably be withheld. After notice from the Company to the Director of the Company's election to assume such defense, the Company shall not be liable to the Director under this agreement for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director shall have the right to employ his own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of such defense shall be the expense of the Director unless (i) the employment of such counsel by the Director has been authorized by the Company, (ii) the Director shall have reasonably concluded that there may be a conflict of interest between the Company and the Director in the conduct of such defense, or (iii) the Company has not in fact employed counsel to assume such defense, in any of which cases the fees and expenses of such counsel shall be the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Company or as to which the Director shall have made the conclusion described in
         (ii) above.

                  (c) The Company shall not be required to indemnify the Director under this agreement for any amounts paid in settlement of any action or claim without its written consent.

         Neither the Company nor the Director shall unreasonably withhold their consent to any proposed settlement. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director's written consent.

         ss.6. Repayment of Expenses. The Director shall reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit, or proceeding against the Director if and to the extent that the Director shall ultimately be determined not to be entitled to indemnification by the Company for such expenses under the Statute, the Code of Regulations, this agreement, or otherwise.

         ss.7. Enforcement. The Company expressly confirms that it has entered into this agreement and has assumed the obligations of this agreement in order to induce the Director to continue serving as a director of the Company, and the Company acknowledges that the Director is relying upon this agreement in serving in that capacity. If the Director is required to bring an action to enforce rights or to collect money due under this agreement and is successful in such action, the Company shall reimburse the Director for all of his reasonable expenses (including without limitation legal fees) in bringing and pursuing such action.

         The rights of the Director under this agreement shall be cumulative and in addition to any other rights which may be available to the Director from time to time, whether under any other agreement or document at law or in equity.

         ss.8. Governing Law. All questions concerning the validity or intention of this agreement and all questions relating to performance under this agreement shall be resolved under the laws of the State of Ohio.

         ss.9. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all such laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction is unable to so construe any provision of this agreement and holds that provision to be invalid, such invalidity shall not affect the remaining provisions of this agreement, which shall remain in full force and effect.

         ss.10. Successors. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Director and the Company and the respective heirs, successors, and assigns of the Director and the Company.


                               METATEC INTERNATIONAL, INC.



                                By:
                                   ---------------------------------------------
                                   Jeffrey M. Wilkins, Chairman of  the Board,
                                   President, and Chief Executive Officer



                                   ---------------------------------------------